UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________
FORM 8-K
______________
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 21, 2020 (May 20, 2020)

ARMOUR Residential REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Ocean Drive, Suite 201
Vero Beach,	Florida	32963
(Address of Principal Executive Offices)		(Zip Code)

(772) 617-4340
(Registrant’s Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbols	Name of Exchange on which registered
Preferred Stock, 7.00% Series C Cumulative Redeemable	ARR-PRC	New York Stock Exchange
Common Stock, $0.001 par value	ARR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.07.    Submission of Matters to a Vote of Security Holders.

ARMOUR Residential REIT, Inc. (“ARMOUR”) held its 2020 virtual annual meeting of stockholders at 8:00 a.m. (EDT) on May 20, 2020, for the purpose of: (i) electing ten (10) directors to ARMOUR’s Board of Directors until its 2021 annual meeting of stockholders and until their successors are duly elected and qualified; (ii) ratifying the appointment of Deloitte & Touche LLP (“Deloitte”) as ARMOUR’s independent registered certified public accountants for fiscal year 2020; (iii) approving, by a non-binding advisory vote, ARMOUR’s 2019 executive compensation and (iv) approving, by a non-binding advisory vote, the frequency of future stockholder advisory votes relating to ARMOUR's executive compensation. For more information on the proposals described below, please refer to ARMOUR’s proxy statement dated April 9, 2020. As of the record date of March 30, 2020, there were a total of 58,877,098 shares of common stock outstanding and entitled to vote at the annual meeting. At the annual meeting, 52,832,401 shares of common stock, or approximately 90% of the shares outstanding and entitled to vote at the annual meeting, were represented in person or by proxy; therefore a quorum was present.

Proposal 1 — To elect ten (10) directors to ARMOUR’s Board of Directors until its 2021 annual meeting of stockholders and until their successors are duly elected and qualified.

The ten (10) nominees proposed by ARMOUR’s Board of Directors were each elected to serve as a director until ARMOUR’s annual meeting of stockholders to be held in 2021 and until his or her successor is duly elected and qualified. The voting results for each nominee were as follows.

Nominee	For	Withheld	Broker Non-Votes
Scott J. Ulm	33,331,136	1,343,817	18,157,448
Jeffrey J. Zimmer	33,331,278	1,343,675	18,157,448
Daniel C. Staton	31,457,543	3,217,410	18,157,448
Marc H. Bell	28,962,011	5,712,942	18,157,448
Z. Jamie Behar	33,855,978	818,975	18,157,448
Carolyn Downey	33,577,449	1,097,504	18,157,448
Thomas K. Guba	33,570,408	1,104,545	18,157,448
Robert C. Hain	33,562,119	1,112,834	18,157,448
John P. Hollihan, III	33,754,896	920,057	18,157,448
Stewart J. Paperin	33,913,368	761,585	18,157,448

Proposal 2 — To ratify the appointment of Deloitte & Touche LLP as ARMOUR’s independent registered certified public accountants for fiscal year 2020.

Stockholders voted to ratify the appointment of Deloitte as ARMOUR’s independent registered certified public accountants for the fiscal year ending December 31, 2020. The proposal received the following final voting results:

For	Against	Abstain
51,283,338	1,023,719	525,344

Proposal 3 — To approve, by a non-binding advisory vote, ARMOUR’s 2019 executive compensation.

Stockholders voted to approve, by a non-binding advisory vote, ARMOUR’s 2019 executive compensation. The proposal received the following final voting results:

For	Against	Abstain	Broker Non-Votes
32,474,701	1,682,702	517,550	18,157,448

Proposal 4 — To approve, by a non-binding advisory vote, the frequency of future stockholder advisory votes relating to ARMOUR's executive compensation.

Stockholders voted to approve, by a non-binding advisory vote, the frequency of future stockholder advisory votes relating to ARMOUR's executive compensation. The proposal received the following final voting results:

One (1) Year	Two (2) Years	Three (3) Years	Abstain	Broker Non-Votes
33,221,265	232,945	835,710	385,033	18,157,448

In accordance with Item 5.07(d) of Form 8-K, ARMOUR hereby discloses its intention to include in its proxy materials an advisory vote on its executive compensation every year in accordance with the results of the non-binding advisory vote on the frequency of the advisory vote on executive compensation at the 2020 virtual annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 21, 2020

ARMOUR RESIDENTIAL REIT, INC.

By:	/s/ James R. Mountain
Name: James R. Mountain
Title: Chief Financial Officer